Exhibit 99.1

NEUROLOGIX ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS

FORT LEE, N.J. (November 14, 2008) Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for the brain and central nervous system, announced today its financial results for the third quarter and nine months ended September 30, 2008.

For the three months ended September 30, 2008, the Company reported a net loss of $1.6 million, as compared with a net loss of $1.6 million for the three months ended September 30, 2007. The Company reported a net loss applicable to common stock for the third quarter of 2008 of $2.4 million, or $0.08 per basic and diluted share, as compared with a net loss applicable to common stock of $1.9 million, or $0.07 per share, for the same period in 2007. The net loss applicable to common stock includes charges of $0.7 million, or $0.03 per basic and diluted share for the three months ended September 30, 2008. These charges are related to preferred stock dividends in connection with the Company’s Series D Convertible Preferred Stock (the “Series D Stock”) and the Company’s Series C Convertible Preferred Stock (the “Series C Stock”). The net loss applicable to common stock for the three months ended September 30, 2007 includes charges of $0.3 million, or $0.01 per basic and diluted share. These charges are related to preferred stock dividends in connection with the Company’s Series C Stock.

For the nine months ended September 30, 2008, the Company reported a net loss of $4.9 million, as compared with a net loss of $5.0 million for the nine months ended September 30, 2007. The Company reported a net loss applicable to common stock for the nine months ended September 30, 2008, of $7.6 million, or $0.28 per basic and diluted share, as compared with $5.9 million, or $0.22 per basic and diluted share, for the same period in 2007. The net loss applicable to common stock includes charges of $2.7 million, or $0.10 per basic and diluted share for the nine months ended September 30, 2008. These charges are related to the accretion of beneficial conversion features ($0.8 million) in connection with the issuance of the Company’s Series D Stock in April 2008, and preferred stock dividends ($1.9 million) in connection with the Company’s Series D Stock and the Company’s Series C Stock. The net loss applicable to common stock for the nine months ended September 30, 2007 includes charges of $0.9 million, or $0.03 per basic and diluted share. These charges are related to preferred stock dividends in connection with the Company’s Series C Stock.

Neurologix had cash and cash equivalents of approximately $20.1 million at September 30, 2008.

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John Mordock, President and Chief Executive Officer of Neurologix, noted that these third quarter financial results were consistent with the Company’s expectations.

“Patient screening for our Phase 2 clinical trial of our investigational gene therapy procedure for the treatment of Parkinson’s disease is well underway at multiple clinical trial sites,” said Mr. Mordock.

“Also, during the third quarter we announced the licensing of exclusive rights from Aegera Therapeutics to a key gene with potential use as a therapeutic, neuroprotective factor in the treatment of Huntington’s disease,” explained Mr. Mordock. “Our preclinical studies with a mutated form of this gene, known as XIAP (x-linked inhibitor of apoptosis protein), have shown that when delivered via our Adeno-Associated Virus (AAV) vector into the brains of mice harboring the same mutation that causes Huntington’s disease in humans, the gene can not only slow the disease, but can actually normalize motor deficits associated with Huntington’s. We look forward to moving this indication towards human clinical trials during 2009.”

The Neurologix Quarterly Report on Form 10-Q, with financial statements and management’s discussion of operations and results, can be found in the “Investors” section of the Company’s website at http://www.neurologix.net.

About Neurologix

Neurologix, Inc. (NRGX.OB) is a clinical-stage biotechnology company dedicated to the discovery, development, and commercialization of life-altering gene transfer therapies for serious disorders of the brain and Central Nervous System (CNS). Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. Current Company programs address such conditions as Parkinson’s disease, epilepsy and Huntington’s chorea, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net.

Contact:

For Neurologix: Marc Panoff Chief Financial Officer, Treasurer and Secretary (201) 592-6451 marcpanoff@neurologix.net	Media: Joan Kureczka Kureczka/Martin Associates (415) 821-2413 Jkureczka@comcast.net

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Cautionary Statement Regarding Forward-looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements.  These statements reflect the current view of the Company’s management with respect to future events.  Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

•
The Company is still in the development stage and has not generated any revenues.  From inception through September 30, 2008, it incurred net losses and negative cash flows from operating activities of approximately $32.9 million and $26.5 million, respectively.  Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future.  Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future.  Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•
At September 30, 2008, the Company had cash and cash equivalents of approximately $20.1 million, which management believes will be sufficient to fund the Company’s operations through at least March 31, 2010.  The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•
The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology.  If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•
There is no assurance as to when, or if, the Company will be able to successfully receive approval from the FDA on its Investigational New Drug Application to commence a Phase 1 clinical trial for the treatment of epilepsy.

•
There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of Huntington’s disease to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase 1 clinical trial or that, if filed, such permission will be granted.

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Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements.  Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2007 Annual Report on Form 10-KSB.  Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.  Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.  Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

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NEUROLOGIX, INC.
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	September 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,060	$20,157
Prepaid expenses and other current assets	327	418
Total current assets	20,387	20,575
Equipment, less accumulated depreciation of $520 and $437 at September 30, 2008 and December 31, 2007, respectively	163	231
Intangible assets, less accumulated amortization of $165 and $127 at September 30, 2008 and December 31, 2007, respectively	727	623
Other assets	5	5
Total Assets	$21,282	$21,434

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$688	$1,265
Total liabilities	688	1,265

Stockholders’ equity:
Preferred stock; 5,000,000 shares authorized
Series A – Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding at September 30, 2008 and December 31, 2007, with an aggregate liquidation preference of $1	-	-
Series C – Convertible, $0.10 par value; 700,000 shares designated, 285,878 and 295,115 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively, with an aggregate liquidation preference of $6,391 and $6,529 at September 30, 2008 and December 31, 2007, respectively	29	30
Series D – Convertible, $0.10 par value; 792,100 shares designated, 734,898 and 597,149 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively, with an aggregate liquidation preference of $27,834 and $22,673 at September 30, 2008 and December 31, 2007, respectively	73	60
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 27,764,058 and 27,632,808 issued and outstanding at September 30, 2008 and December 31, 2007, respectively	28	28
Additional paid-in capital	62,322	56,207
Deficit accumulated during the development stage	(41,858)	(36,156)
Total stockholders’ equity	20,594	20,169
Total Liabilities and Stockholders’ Equity	$21,282	$21,434

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NEUROLOGIX, INC. (A Development Stage Company) CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED) (Amounts in thousands, except share and per share amounts)

	Nine Months Ended September 30,		Three Months Ended September 30,		For the period February 12, 1999 (inception) through September 30, 2008
	2008	2007	2008	2007
Revenues	$-	$-	$-	$-	$-
Operating expenses:
Research and development	2,911	3,009	1,082	993	18,530
General and administrative expenses	2,495	2,287	734	681	15,691
Loss from operations	(5,406)	(5,296)	(1,816)	(1,674)	(34,221)

Other income (expense):
Dividend, interest and other income	478	299	167	84	1,722
Interest expense-related parties	-	-	-	-	(411)
Other income, net	478	299	167	84	1,311
Net loss	(4,928)	(4,997)	(1,649)	(1,590)	$(32,910)

Preferred stock dividends	(1,937)	(907)	(707)	(317)
Charge for accretion of beneficial conversion feature	(562)	-	-	-
Charge for contingent beneficial conversion feature	(212)	-	-	-
Net loss applicable to common stock	$(7,639)	$(5,904)	$(2,356)	$(1,907)

Net loss applicable to common stock per share, basic and diluted	$(0.28)	$(0.22)	$(0.08)	$(0.07)

Weighted average common shares outstanding, basic and diluted	27,668,255	26,653,939	27,738,379	26,819,719

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